UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)
October 4, 2007

____________________________

PHOENIX INDIA ACQUISITION CORP.
(Exact name of registrant as specified in charter)

Delaware (State or other Jurisdiction of Incorporation or Organization)	000-51854 (Commission File Number)	20-3195916 (IRS Employer Identification No.)
590 Madison Avenue, 6th Floor, New York, New York, 10022 (Address of Principal Executive Offices and zip code)

(212) 734-4600
(Registrant’s telephone
number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - Other Events.

On October 4, 2007, Phoenix India Acquisition Corp (“Phoenix”) issued a press release announcing that it has entered in an exclusive non-binding letter of intent with Source Global LLC, a Delaware limited liability company formed specifically to complete proposed acquisitions from principally two sellers of companies based in India and the U.S. (collectively “the Companies”), subject to the terms and conditions of a definitive purchase agreement to be entered into by the parties (the “Definitive Agreement”) on or before October 31, 2007.

The Companies are all engaged in the business of providing IT outsourcing solutions from strategy consulting to implementation and maintenance across a range of vertical domains such as life sciences, healthcare, workforce and supply chain management, manufacturing and financial services.

The total purchase price of the Companies is $46,250,000, approximately $8.3 million of which will be paid in the form of shares of Phoenix’s common stock.

Phoenix will also assume approximately $1,250,000 outstanding under an existing credit line and tax liabilities of approximately $900,000. The cash portion of the total consideration will be reduced by a corresponding amount.

For other information regarding the acquisition, see the press release attached hereto and incorporated herein by reference.

Phoenix and its directors and executive officers may be deemed to be participants in the solicitation of proxies for the special meeting of Phoenix’s stockholders to be held to approve the transaction.

Phoenix’s stockholders are advised to read, when available, Phoenix’s definitive proxy statement in connection with Phoenix’s solicitation of proxies for the special meeting because it will contain important information not contained in this Current Report on Form 8-K. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the proposed transaction. Stockholders will also be able to obtain a copy of the definitive proxy statement, without charge, by directing a request to: Phoenix India Acquisition Corp, 590 Madison Avenue, 6th Floor, New York, NY 10022, Attn: Ramesh Akella. The proxy statement, once available, can also be obtained, without charge, at the Securities and Exchange Commission’s internet site (http://www.sec.gov).

Non-GAAP Financial Measures

This Current Report on Form 8-K contains disclosure of Adjusted EBITDA for certain periods, which may be deemed to be non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. As used in this press release, Adjusted EBITDA reflects the removal from the calculation of EBITDA of certain expenses that Phoenix and the Companies agreed should not reduce EBITDA. The Companies do not expect these expenses to continue after the closing of the acquisition. Management believes that Adjusted EBITDA, or earnings before interest, taxes, depreciation and amortization, is an appropriate measure of evaluating operating performance and liquidity, because it reflects the resources available for strategic opportunities including, among others, investments in the business and strategic acquisitions. The disclosure of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. EBITDA is not a recognized term under U.S. GAAP and EBITDA should be considered in addition to, and not as substitutes for, or superior to, operating income, cash flows, revenue, or other measures of financial performance prepared in accordance with generally accepted accounting principles. Adjusted EBITDA is not a completely representative measure of either the historical performance or, necessarily, the future potential of the Companies.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Phoenix India Acquisition Corp. Press Release dated October 4, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOENIX INDIA ACQUISITION CORP.

Date: October 4, 2007	By:	/s/ Ramesh Akella
Name: Ramesh Akella
Title: President

Exhibit Index

Exhibit No.	Description

99.1	Phoenix India Acquisition Corp. Press Release dated October 4, 2007.